UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 11, 2005

O2DIESEL CORPORATION
(Exact name of registrant as specified in its charter)

Commission file number: 001-32228

Delaware	91-2023525
(State of incorporation)	(I.R.S. Employer Identification No.)

100 Commerce Drive, Suite 301
Newark, DE	19713
(Address of principal executive offices)	(Zip Code)

(302) 266-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1- REGISTRANT’S BUSINESS AND OPERATIONS
Item 1.01      Entry into a Material Definitive Agreement
Stock Options
On November 11, 2005, the Chief Executive Officer of O2Diesel Corporation (the “Company”), Alan Rae relinquished his options to purchase 250,000 shares of common stock.
Also on November 11, 2005, the Board of Directors (the “Board”) of the Company approved stock options to purchase 250,000 shares of common stock to Richard Roger, its President and Chief Operating Officer. The Board agreed if this executive officer leaves the Company before all of the 250,000 shares vest, the remaining unvested portion will be granted to the Chief Executive Officer who relinquished these options.
The options were granted pursuant to the Company’s 2004 Stock Incentive Plan. Richard Roger was granted these options pursuant to his June 9, 2005 employment agreement. The stock options vest 34% after one year of service as an officer and the remaining 66% every six months thereafter in equal increments of 16.5%.

S I G N A T U R E
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

O2DIESEL CORPORATION
By:	/s/ Alan R. Rae
Alan R. Rae
Chief Executive Officer

Date: November 17, 2005